UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 5, 2008, Citizens Business Bank (the “Bank”), a wholly-owned subsidiary of CVB Financial Corp. (the “Company”), entered into a consulting agreement with Jay W. Coleman, Executive Vice President—Sales and Service Division of the Bank. Mr. Coleman, who will be retiring from his position as Executive Vice President on March 31, 2009 (the “Consulting Agreement”), has agreed to provide certain consulting services to the Bank for a two-year term beginning on April 1, 2009, and ending on March 31, 2011. Mr. Coleman will be succeeded by Mr. Todd Hollander, who is currently Executive Vice President of the Sales Division of the Bank. Remarking on the retirement, Mr. Christopher D. Myers, President and Chief Executive Officer of the Bank, said, “We are extremely grateful for the contributions Jay has made to this organization over the last twenty years, and we are glad that he will be continuing to provide service to the Bank as a consultant after his retirement. We are also excited that Todd Hollander, who joined us in May 2008, will be succeeding Jay during this challenging time for banks.”
Under the Consulting Agreement, Mr. Coleman is eligible to receive gross consulting fees of $8,000 per month. In addition, the Bank will (i) reimburse Mr. Coleman for reasonable and necessary travel and other expenses incurred in connection with performing the consulting services, (ii) provide and pay for a continuation of the health benefits Mr. Coleman received as an employee of the Bank, (iii) reimburse Mr. Coleman for monthly country club dues, but not for capital assessments, and (iv) permit Mr. Coleman to purchase the Company automobile used during the term of his employment, at the wholesale blue book price. Mr. Coleman may be granted stock options, at the discretion of the Company. His existing stock options will continue to vest throughout the term of the Consulting Agreement as if Mr. Coleman were still employed by the Bank.
The Consulting Agreement also provides that, during its term, Mr. Coleman will not solicit customers or employees of the Bank, nor will he become employed by or provide any services to a competing bank, directly or indirectly. The prohibition on customer solicitation shall remain in place for one (1) year following the termination of the Consulting Agreement.
This discussion is qualified in its entirety by the terms of Mr. Coleman’s Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibit 10.1. Consulting Agreement by and between Jay W. Coleman and Citizens Business Bank, dated December 5, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 2, 2009	CVB FINANCIAL CORP. (Registrant)
	By:	/s/ Christopher D. Myers
		Name:	Christopher D. Myers
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement by and between Jay W. Coleman and Citizens Business Bank, dated December 5, 2008.